UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

(a) On March 7, 2006, the Compensation Committee of Board of Directors of NVIDIA Corporation approved an amendment to our 1998 Equity Incentive Plan, or the Plan. The amendments to the Plan:

•	authorize the grant of restricted stock awards;
•	authorize the grant of restricted stock units;
•	remove the ability to grant re-loan options;
•
authorize the Board of Directors or a committee thereof to delegate the authority to grant options and stock awards (to the extent permitted by applicable law) to the Chief Executive Officer, Chief Financial Officer and General Counsel of NVIDIA; and

•	authorize the Board of Directors or a committee thereof to adjust the Plan for reclassifications and other reorganizations of our capital stock; the prior Plan adjusted by its terms automatically.

The foregoing summary of changes contained in the Plan is qualified in its entirety by the Plan itself, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The amendments to the Plan did not require stockholder approval and were effective upon approval by our Compensation Committee.

(b) On March 7, 2006, the Compensation Committee approved cash bonus awards earned during fiscal 2006 by our executive officers under our Fiscal Year 2006 Variable Compensation Plan Management Bonus Plan. The bonus awards are based upon the achievement of performance goals, which were reviewed and approved by the Compensation Committee in May 2005. The bonus awards will be paid in fiscal 2007.

Name of Executive Officer	Title	FYE 2006 Bonus
Jen-Hsun Huang	President, Chief Executive Officer, Director	$1,246,230.00
Marvin D. Burkett	Chief Financial Officer	$405,026.00
Ajay K. Puri	Senior Vice President, Worldwide Sales	$28,541.00
Jeffrey D. Fisher	Senior Vice President, GPU Business Unit	$306,370.00
David M. Shannon	Senior Vice President, General Counsel and Secretary	$299,058.00
Daniel F. Vivoli	Senior Vice President, Marketing	$219,246.00

SECTION 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2006, our Board of Directors approved an amendment to Article IV, Section 15 of our Amended and Restated Bylaws, or the Amendment, to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance or other committee designated by the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Director's decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board of Directors, that vacancy can be filled by action of the Board of Directors.

The foregoing summary of changes contained in the Amendment is qualified in its entirety by the Amendment itself, which is attached hereto as Exhibit 3.4 and is incorporated herein by reference.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

	(d)	Exhibits
Exhibit		Description

3.4		Amendment to the Bylaws of NVIDIA Corporation dated March 9, 2006.
10.2		1998 Equity Incentive Plan, as amended and restated on March 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

By: /s/ Marvin D. Burkett
Marvin D. Burkett
Chief Financial Officer
Date: March 13, 2006

EXHIBIT INDEX

Exhibit	Description

3.4	Amendment to the Bylaws of NVIDIA Corporation dated March 9, 2006.
10.2	1998 Equity Incentive Plan, as amended and restated on March 7, 2006.